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                                                                    Exhibit 4.2

                    AMENDMENT dated of as of July 31, 1997, to the Amended and Restated Credit Agreement dated as of August 16, 1988, as amended and restated as of April 30, 1996 (the "Credit Agreement"), among NORTHWESTERN STEEL AND WIRE COMPANY (as successor, by merger, to NW Acquisition Corporation), an Illinois corporation ("NWS"), NORTHWESTERN STEEL AND WIRE COMPANY (formerly known as H/N Steel Company, Inc.), a Texas corporation and a direct, wholly owned subsidiary of NWS (together with NWS, the "Borrowers"), the Lenders (as defined in Article I of the Credit Agreement), and THE CHASE MANHATTAN BANK (formerly Chemical Bank), a New York banking corporation, as issuing bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and as collateral agent for the Lenders.

     A. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby.

     B. The parties hereto have agreed to amend certain provisions of the Credit Agreement as set forth herein.

     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Amendments. (a) Article I of the Credit Agreement is hereby amended by the addition of the following definition in the appropriate alphabetical position:

           "Houston Closure Charges" shall mean the charges of the approximately $64,000,000 (after tax) recorded by NWS in the fiscal quarter ended July 31, 1997, in connection with the closure of the Houston Facility.

     (b) Article I of the Credit Agreement is further amended by inserting in the proviso to the definition of "Adjusted Stockholders' Equity", after the words "without giving effect to", the words "(a) the Houston Closure Charges and (b)".

     (c) Article I of the Credit Agreement is further amended by inserting at the end of the definition of "Consolidated Cash Flow Available for Fixed Charges" the following proviso: "; provided that, for purposes of determining compliance with Section 6.15 (but not for purposes of determining the Applicable Margin), "Consolidated Cash Flow Available for Fixed Charges" shall be determined without giving effect to the Houston Closure Charges."



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     (d) Section 6.15 of the Credit Agreement is hereby amended by replacing the ratio of "2.0 to 1" with the following: "(a) 1.75 to 1.0, as of the end of the fiscal quarters ending (i) July 31, 1997 and (ii) October 31, 1997, (b)
1.85 to 1.0, as of the end of the fiscal quarter ending January 31, 1998, (c)
1.95 to 1.0, as of the end of the fiscal quarter ending April 30, 1998, or (d)
2.0 to 1.0, as of the end of any fiscal quarter ending on or after July 31, 1998."

     SECTION 2. Representations and Warranties. The Borrowers represent and warrant to each of the Lenders that:

           (a) The representations and warranties set forth in the Loan Documents after giving effect to this Amendment are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

           (b) NWS and its Subsidiaries after giving effect to this Amendment are in compliance in all material respects with all the terms and provisions continued in the Credit Agreement and in the other Loan Documents required to be observed or performed.

           (c) After giving effect to this Amendment, no Event of Default or event which with notice or lapse of time or both would constitute an Event of Default has occurred and is continuing.

     SECTION 3. Amendment Fee. The Borrowers agree to pay to the Administrative Agent, for the account of each Lender that executes and delivers to the Administrative Agent (or its counsel) a counterpart of this Amendment, an amendment fee equal to 0.25% multiplied by the sum of such Lender's outstanding Rollover Term Loans and Revolving Credit Commitment (calculated after giving effect to the reduction of Revolving Credit Commitments contemplated by Section 4 of this Amendment); provided that the Borrowers shall not be required to pay such amendment fee (i) to any Lender that has not so executed and delivered a counterpart of this Amendment on or before September 12, 1997, or (ii) to any Lender unless and until this Amendment becomes effective. Such amendment fees shall be due and payable (a) at the time that this Amendment becomes effective, with respect to each Lender that is entitled to receive an amendment fee at such time, or (b) within two Business Days after such Lender executes and delivers a counterpart of this Amendment entitling it to receive such amendment fee, in the case of each other Lender.

     SECTION 4. Reduction of Revolving Credit Commitments. The Borrowers hereby irrevocably elect to permanently reduce the Revolving Credit Commitments, as provided in Section 2.10(a) of the Credit Agreement, to an aggregate principal amount of $80,000,000, effective upon the effectiveness of this Amendment. Such reduction shall be effective upon the effectiveness of this Amendment without the necessity of any further notice under Section 2.10(a) of the Credit Agreement.



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     SECTION 5.  Conditions to Effectiveness.  This Amendment shall become effective as of July 31, 1997 only when each of the following conditions has been satisfied: (a) The Administrative Agent (or its counsel) shall have received counterparts of this Amendment which, when taken together, bear the signatures of the Borrowers and the Required Lenders (delivery of an executed counterpart by telecopy being effective as manual delivery); (b) the Administrative Agent shall have received payment for the account of each Lender then entitled thereto of the amendment fees payable under Section 3 of this Amendment; and (c) the Administrative Agent shall have received payment for the account of the Lenders whose Revolving Credit Commitments are reduced as provided in Section 4 of this Amendment of the Commitment Fees on the amount of the Revolving Credit Commitments so reduced accrued to but excluding the date on which this Amendment becomes effective. The Administrative Agent shall notify the Borrowers and the Lenders when this Amendment becomes effective.

     SECTION 6. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 7. Agreement. Except as expressly set forth herein, the Credit Agreement shall continue in full force and effect in accordance with the terms and provisions thereof on the date hereof.

     SECTION 8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first written above.

                                 NORTHWESTERN STEEL AND WIRE COMPANY, an
                                 Illinois corporation,



                                 by  Timothy J. Bondy
                                    ----------------------------------
                                       Name:  Timothy J. Bondy
                                       Title: Vice President


                                 NORTHWESTERN STEEL AND WIRE COMPANY, a Texas corporation,


                                 by  Timothy J. Bondy
                                    ----------------------------------
                                       Name:  Timothy J. Bondy
                                       Title: Vice President



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                                 THE CHASE MANHATTAN BANK, in its capacity as a
                                 Lender and as Administrative Agent, collateral agent and issuing bank,


                                 by  Michael D. Peist
                                    ----------------------------------
                                       Name:  Michael D. Peist
                                       Title: Vice President


                                 HSBC BUSINESS LOANS, INC.,


                                 by    John P. Northington
                                    ----------------------------------
                                       Name:  John P. Northington
                                       Title: Vice President



                                 MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.,


                                 by    Anthony R. Clemente
                                    ----------------------------------
                                       Name:  Anthony R. Clemente
                                       Title: Authorized Signatory


                                 MITSUI NEVITT CAPITAL CORP.,


                                 by    Yuichi Kamizawa
                                    ----------------------------------
                                       Name:  Yuichi Kamizawa
                                       Title: Vice President


                                 THE TRAVELERS INSURANCE COMPANY,


                                 by    John Petchler
                                    ----------------------------------
                                       Name:  John Petchler
                                       Title: Second Vice President



                                 THE TRAVELERS INDEMNITY COMPANY,


                                 by    John Petchler
                                    ----------------------------------
                                       Name:  John Petchler
                                       Title: Second Vice President



                                 THE PHOENIX INSURANCE COMPANY,


                                 by    John Petchler
                                    ----------------------------------
                                       Name:  John Petchler
                                       Title: Second Vice President




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                                 THE TRAVELERS INSURANCE COMPANY (AS TO
                                 SEPARATE ACCOUNT D),


                                 by    John Petchler
                                    ----------------------------------
                                       Name:  John Petchler
                                       Title: Second Vice President



                                 HELLER FINANCIAL, INC.,


                                 by    Patrick Hayes
                                    ----------------------------------
                                       Name:  Patrick Hayes
                                       Title: Vice President


                                 SOCIETE GENERALE,


                                 by    John J. Wagner
                                    ----------------------------------
                                       Name:  John J. Wagner
                                       Title: Vice President


                                 BANK OF AMERICA NT & SA,


                                 by    Paul A. O'Mara
                                    ----------------------------------
                                       Name:  Paul A. O'Mara
                                       Title: Senior Vice President



                                 CAISSE NATIONALE DE CREDIT AGRICOLE,

                                 by:
                                     ---------------------------------
                                       Name:
                                       Title: